UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2016

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 433-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01Regulation FD Disclosure.

ORBCOMM Inc. (“ORBCOMM”) will host its Financial Analyst Day today, Tuesday, May 17, 2016 beginning at 9:00 AM EDT.  Chief Executive Officer, Marc Eisenberg, Chief Financial Officer, Robert Costantini and several members of the ORBCOMM senior management team will make presentations on ORBCOMM’s business activities and strategies.  The presentations are expected to conclude by 1:00 PM EDT.

To access ORBCOMM’s Analyst Day, domestic participants should dial 1-888-740-6142 at least ten minutes prior to the start of the call. International callers should dial 1-913-312-1450. To hear a live web simulcast or to listen to the archived webcast following completion of the call, please visit ORBCOMM’s website at http://investors.orbcomm.com and then select “News & Events” to access the link to the call.

Presentation materials will also be available on ORBCOMM’s website at http://investors.orbcomm.com and then select “News & Events” for download beginning at 9:00 AM EDT today, May 17, 2016, along with the replay link from approximately 3:30 PM EDT on May 17, 2016, through 3:30 PM EDT on May 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Robert G. Costantini
Name:	Robert G. Costantini
Title:	Executive Vice President and Chief Financial
Officer

Date: May 17, 2016